Exhibit 99.1

For Immediate Release Contact: Fred Zinn Drew Industries, 914-428-9098 or Jeff Lambert, Ryan McGrath Lambert, Edwards & Associates 616-233-0500 or rmcgrath@lambert-edwards.com

Drew Industries Announces Webcast Of
Second-Quarter Conference Call on July 29

WHITE PLAINS, NY, July 21, 2004 — Drew Industries Incorporated (NYSE: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, today announced it plans to release its second quarter 2004 financial results before the market opens Thursday, July 29, 2004.

The Company will host a conference call at 9:00 a.m. EDT the same day, July 29, to discuss the results and current business trends. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast of the call on Drew’s web site at www.drewindustries.com. The webcast will be archived on Drew’s website for two weeks after the call.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Doug Lippert, Chairman, Lippert Components, Inc.
Jason Lippert, President and CEO, Lippert Components, Inc.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. The call is available at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, electric stabilizer jacks, and specialty trailers. From 52 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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